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                                                   TENANT:SBS TECHNOLOGIES, INC.


                                      LEASE

                                TABLE OF CONTENTS

ARTICLE                       TITLE                                        PAGE
- -------                       ------                                       -----

1                             Premises and Term                               1

2                             Rent                                            1

3                             Landlord's Work - Tenant's Work                 2

4                             Streets                                         4

5                             Utility Services                                4

6                             Assignment - Change of Ownership                4

7                             Tenant's Additional Agreements                  7

8                             Use of Premises                                 9

9                             Indemnity and Public Liability Insurance        9

10                            Fire Insurance and Casualty                     10

11                            Repair                                          12

12                            Fixtures & Alterations                          14

13                            Remedies                                        14

14                            Bankruptcy                                      16

15                            Surrender of Premises                           17

16                            Eminent Domain                                  17

17                            Real Property Taxes                             18

18                            Common Area, Parking Facilities                 19

19                            Miscellaneous                                   21

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                               BUSINESS PARK LEASE

     THIS LEASE, made on this 5th day of March, 1996, between BOHANNON TRUST PARTNERSHIP II, a California corporation, herein referred to as "Landlord", and SBS TECHNOLOGIES, INC., a New Mexico corporation, herein referred to as "Tenant",

                                   WITNESSETH:

                          ARTICLE I - PREMISES AND TERM

     SECTION 1.1. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the demised premises (as described in EXHIBIT "A" and located substantially as shown on EXHIBIT "B" attached hereto) upon and subject to the terms and provisions of this Lease for a demised term of four (4) years (plus any partial period prior to the commencement of the first full calendar month), commencing June 1, 1996 and ending May 31, 2000.


                                ARTICLE 2 - RENT

     SECTION 2.1. Tenant covenants and agrees to pay to Landlord without set-off, recoupment, deduction or demand of any nature whatsoever, base rent for each year during the demised term in the amount of: for the first (1st) year of the demised term the amount of One Hundred Sixty Six Thousand One Hundred Ninety Eight and 80/100 Dollars ($166,198.80) per annum, payable in twelve (12) equal monthly installments of Thirteen Thousand Eight Hundred Forty Nine and 90/100 Dollars ($13,849.90); for the second (2nd) year of the demised term the amount of One Hundred Seventy Five Thousand Nine Hundred Seventy Five and 20/100 Dollars ($175,975.20) per annum, payable in twelve (12) equal monthly installments of Thousand Fourteen Thousand Six Hundred Sixty Four and 60/100 Dollars ($14,664.60); for the third year of the demised term the amount of One Hundred Eighty Five Thousand Seven Hundred Fifty One and 60/100 Dollars ($185,751.60) per annum, payable in twelve (12) equal monthly installments of Fifteen Thousand Four Hundred Seventy Nine and 30/100 ($15,479.30); and for the fourth year of the demised term the amount of One Hundred Ninety Five Thousand Five Hundred Twenty Eight Dollars ($195,528.00) per annum, payable in twelve
(12) equal monthly installments of Sixteen Thousand Two Hundred Ninety Four Dollars ($16,294.00). Base rent shall be paid monthly in advance on the first
(1st) day of each calendar month.

     SECTION 2.2. For the purpose of this Lease, a year shall be twelve (12) calendar months, commencing with the first day of the first full calendar month of the demised term and the succeeding anniversaries thereof. For any period prior to the commencement of the first year or subsequent to the end of the last year of the demised term, rent shall be prorated on the basis of the rental rate then payable.

     SECTION 2.3. All sums payable and all statements deliverable to Landlord by Tenant under this Lease shall be paid and delivered at 60 Hillsdale Mall, San Mateo, California 94403-3497, or at such other place a s Landlord may from time to time direct

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by notice to Tenant and all such sums shall be paid in lawful money of the
United States.

     SECTION 2.4. Upon execution of this Lease, Tenant shall pay to the Landlord the following:

     (A) Thirteen Thousand Eighty Hundred Forty Nine and 90/100 Dollars ($13,849.90) which shall be applied by Landlord to the first base rent to become due and payable under this Lease, and

     (B) Sixteen Thousand Two Hundred Ninety Four Dollars ($16,294.00) which shall be held as a Security Deposit pursuant to the terms of SECTION 19.9.

     SECTION 2.5. In addition to base rent under SECTION 2.1., all other payments to be made under this Lease by Tenant to Landlord shall be deemed to be and shall become additional rent hereunder, whether or not the same to be designated as such, and shall be included in the term "rent" wherever used in this Lease; and, unless another time shall be expressly provided for the payment thereof, all rent and additional rent shall be due and payable together with the next succeeding installment of base rent; and Landlord shall have the same remedies for failure to pay the same as for a nonpayment of base rent.

     SECTION 2.6. Any amount due from Tenant to Landlord that is not paid within five (5) days of when due shall bear interest at the highest rate then permitted to be charged on late payments under leases under California law; provided, however, the payment of any such interest shall not excuse or cure the default upon which such interest accrued. Tenant acknowledges and agrees that payment of such interest on late payments is reasonable compensation to Landlord for the additional costs incurred by Landlord caused by such late payment, including, but not limited to, collection and administration expenses and the loss of the use of the money that was late in payment.


                   ARTICLE 3 - LANDLORD'S WORK - TENANT'S WORK

     SECTION 3.1. Landlord shall provide certain leasehold improvements ("Tenant Improvements") to be made to the demised premises. The plans and specifications for the Tenant Improvements (the "Plans) shall be prepared under the direction of Stevens Design (the "Architect") and once approved by Landlord and Tenant shall be made a part hereof as Exhibit C. Landlord's and Tenant's approval of the Plans shall not be unreasonably withheld. Landlord shall contribute toward the cost of the Tenant Improvements the lesser of (i) the actual cost of the Tenant Improvements or (ii) One Hundred Fourteen Thousand Fifty Eight Dollars ($114,058.00). To the extent the cost of the Tenant Improvements exceeds $114,058.00, Tenant shall reimburse Landlord such excess within fifteen (15) days following the later to occur of (i) substantial completion of the Tenant Improvements (such that the demised premises are ready for occupancy by Tenant) or (ii) invoicing of such excess costs by Landlord to Tenant.


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     Immediately following approval of the Plans, Landlord shall apply for all requisite building permits and approvals for construction of the Tenant Improvements in accordance with the Plans. Promptly following issuance of building permits, Landlord shall cause the Contractor to commence construction of the Tenant Improvements and diligently prosecute the same to completion on or before commencement of the demised term in a good and workmanlike manner in accordance with the Plans.

     Tenant shall have the right to make changes in the Plans from time to time (up to a total aggregate cost for the tenant improvements not exceeding $114,058.00 without additional assessment hereunder) provided such changes are approved by Landlord, such approval not to be unreasonably withheld or delayed. To the extent any such change(s) increases the net cost to Landlord of providing the Tenant Improvements by an amount exceeding $20,000.00 over and above the $114,058.00 allowance, Tenant shall pay to Landlord the estimated cost thereof prior to the implementation of the change(s). A reconciliation of actual costs versus estimated costs will be made when the work is complete and appropriate adjustments made with one party paying to the other any amounts owing. For changes which would increase the net cost of the Tenant Improvements by less than $20,000.00 over and above the $114,058.00 allowance, Tenant shall pay to Landlord the aggregate net increase in cost for such change orders within five
(5) days after substantial completion of the Tenant Improvements. Any such change(s) may be made only in a writing approved and signed by Landlord. As used in this SECTION 3.1., the cost of providing the Tenant Improvements shall include all soft costs, including without limitation, architect's fees, fees for permits, consulting engineer fees, contractor fees, inspection fees, fees for testing services and fees for processing and completing changes to the Plans, in addition to actual hard costs of construction.

     Except for the work described in this SECTION 3.1., Tenant, upon substantial completion (such that the demised premises are ready for occupancy by Tenant) of such work as certified by the Architect, shall accept the demised premises in an "as is" condition subject to the punch list items described in the following sentence. Tenant shall, within thirty (30) days of certification by Architect that the Tenant Improvements are substantially complete (such that the demised premises are ready for occupancy by Tenant), notify Landlord and Contractor of any items of work that are defective or incomplete. Landlord shall thereafter diligently pursue on Tenant's behalf the correction or completion of said items.

     Landlord shall also deliver the demised premises with (i) all building mechanical, electrical and plumbing systems (including the heating, ventilating and air conditioning system and lighting) and (ii) the ceiling, roof and structural elements of the building, in good working order and repair.

     SECTION 3.2. Any additional work to be performed other than that provided for in SECTION 3.1. and designated as Landlord's work (i.e., Tenant Improvements up to the cost of $114,058.00) shall be performed at the sole cost of Tenant in accordance with detailed plans and specifications therefor which must be approved, in writing, by Landlord or Landlord's Architect before work is commenced. Tenant shall furnish Landlord with a set of "as built" plans after any such work is completed.

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                               ARTICLE 4 - STREETS

     SECTION 4.1. Tenant agrees to require employees, and to direct customers and other persons visiting Tenant, to park in the parking area provided in the Common Area (ARTICLE 18) as designated from time to time by Landlord (and reasonably located with respect to the demised premises) and to allow Landlord to post the streets for no parking.


                          ARTICLE 5 - UTILITY SERVICES

     SECTION 5.1. Landlord has at its own cost and expense secured the installation of water, gas, sanitary sewers and electrical services to the demised premises and made all necessary connections thereof to the building. Tenant shall pay all meter or service charges made by public utilities companies and shall pay for the water, gas and/or electricity used in the demised premises, and sewer use fees and charges whether ad valorum or not and any so called "sewer connection charges" based on increased wastewater discharge from the demised premises. Tenant shall maintain such connections of utilities to the building to the extent they serve the demised premises exclusively.

     SECTION 5.2. Landlord shall not be liable to Tenant for the failure of any utility services.


                  ARTICLE 6 - ASSIGNMENT - CHANGE OF OWNERSHIP

     SECTION 6.1.

     A. Except as otherwise provided herein, Tenant shall not, by operation of law or otherwise, transfer, assign, sublet, enter into license or concession agreements, change ownership, mortgage or hypothecate this Lease or the Tenant's interest in and to the demised premises without first procuring the written consent of Landlord. Any attempted transfer, assignment, subletting, license or concession agreement, change of ownership, mortgage or hypothecation without Landlord's written consent shall be void and confer no rights upon any third person. Landlord's consent to a proposed assignment or sublease shall not be unreasonably withheld provided that the proposed assignee or sublessee shall have: (i) a demonstrated financial capacity to meet all of Tenant's lease obligations: (ii) been active in its current business for a minimum of three (3) years immediately prior to the assignment or sublease; and (iii) a good reputation in the business community; provided further that Tenant shall give Landlord not less than sixty (60) days' notice prior to the effective date of any such assignment or sublease, and Landlord shall have the option to terminate this Lease with respect to the space to be assigned or subleased by notice to Tenant given within thirty (30) days of Landlord's receipt of Tenant's notice. Nothing herein contained shall relieve Tenant and any Guarantor from its covenants and obligations for the demised term. Tenant agrees to reimburse Landlord for Landlord's reasonable outside

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attorneys' fees incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subletting, licensing or concession agreement, change of ownership, mortgage or hypothecation of this Lease or Tenant's interest in and to the demised premises. If Landlord consents to any assignment or sublease pursuant to this Article, Tenant shall pay Landlord, as additional rent: fifty percent (50%) of any sublease premium derived from that sublease "Sublease Premium" shall mean all rent, additional rent, and/or other monies, property, and other consideration of every kind whatsoever received by Tenant from the subtenant or assignee, for, or by reason of, the sublease or assignment (including all amounts received by tenant for, or attributable to, and included property), LESS:

     (a) commissions and outside attorneys' fees actually paid by Tenant to procure the sublease or assignment amortized over the term of the sublease or assignment to an independent third party licensed real estate broker, commencing with the date on which the sublease or assignment term commences:

     (b) the actual cost of leasehold improvements undertaken by Tenant (subject to landlord's prior written consent) solely to prepare the subleased or assigned space for the subtenant or assignee, amortized over the period of the term of the sublease or assignment commencing with the date on which the sublease or assigned term commences:

     (c) the unamortized cost of included Property, if any, determined on a straight-line basis over the period of the term of the sublease or assignment as certified to landlord by tenant's independent certified public accountant (at Tenant's expense):

     (d) fixed rent and additional rent allocable to the space covered by such sublease or assignment (as reasonably determined by Landlord, taking into account the useable area of the premises demised under the sublease or assignment).

     "Included Property" means all property of Tenant transferred to the subtenant or assignee as part of the transaction (including, but not limited to, fixtures, other leasehold improvements, furniture, equipment and furnishings).

     tenant shall pay the Sublease Premium to Landlord as and when Tenant receives payment from such subtenant or assignee.

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     Notwithstanding any other provisions of this section, the Tenant may sublet or assign this Lease and all of its rights hereunder to an affiliate, parent or subsidiary corporation, or pursuant to any statutory merger or consolidation to any corporation into which Tenant may be merged or with which Tenant may be consolidated or which may purchase substantially all of Tenant's assets, provided that, in the case of statutory merger, consolidation or sale of assets, the surviving assignee or sublessee corporation shall, immediately following such assignment or subletting and such merger, or consolidation or purchase of assets, as the case may be have a net worth determined in accordance with generally accepted accounting principles equal to or in excess of the net worth at the date of this Lease of the original Tenant under this Lease, and that such assignee or sublessee corporation shall, pursuant to such merger or consolidation acquire all or substantially all of the assets of the Tenant prior to such merger or consolidation.


     B. Each transfer, assignment, subletting, license, concession agreement, mortgage and hypothecation to which there has been consent shall be by an instrument in writing in form satisfactory to Landlord, and shall be executed by the transferor, assignor, sublessor, licensor, concessionaire, hypothecator or mortgagor and the transferee, assignee, sublessee, licensee, concessionaire or mortgagee in each instance, as the case may be; and each transferee, assignee, sublessee, licensee, concessionaire or mortgagee shall agree in writing for the benefit of Landlord herein to assume, to be bound by, and to perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant, including the payment of all amounts due or to become due under this Lease directly to Landlord. One (1) executed copy of such written instrument shall be delivered to Landlord. Failure to obtain in writing Landlord's consent or failure to comply with the provisions of this Article shall operate to prevent any such transfer, assignment, subletting, license, concession agreement, mortgage, or hypothecation from becoming effective.

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     D.  Landlord's rights to assign this Lease are and shall remain unqualified. Upon any sale of the demised premises and provided the purchaser assumes all obligations under this Lease, Landlord shall thereupon be entirely released of all obligations of Landlord hereunder and shall not be subject to any liability resulting from any act or omission or event occurring after such sale.

     E. The consent of Landlord to any transfer, assignment, sublease, license or concession agreement, change in ownership, mortgage or hypothecation of this Lease is not and shall not operate as a consent to any future or further transfer, assignment, sublease, license or concession agreement, change in ownership, mortgage or hypothecation, and Landlord specifically reserves the right to refuse to grant any such consents except as otherwise provided in this
SECTION 6.1.


                   ARTICLE 7 - TENANT'S ADDITIONAL AGREEMENTS

     SECTION 7.1. Tenant agrees at all times during the demised term to: (A) Keep the demised premises in a neat and clean condition. (B) Promptly remove all waste, garbage or refuse from the demised premises. (C) Promptly comply with all laws and ordinances and all rules and regulations of duly constituted governmental authorities affecting the demised premises, and the cleanliness, safety, use and occupation thereof, but this clause (C) shall not be construed to require Tenant to comply with any such laws, ordinances, rules or regulations which require structural changes in the demised premises unless the same are made necessary by act or work performed by Tenant or the nature of Tenant's business. (D) Prevent the escape from the demised premises of all fumes, odors and other substances which are offensive or may constitute a nuisance or interfere with other tenants.

     SECTION 7.2. Tenant agrees that it will not at any time during the demised term without first obtaining the Landlord's written consent: (A) Conduct or permit any fire, bankruptcy or auction sale in the demised premises. (B) Place on the exterior walls (including both interior and exterior surfaces of windows and doors), the roof of any buildings or any other part of the demised premises, any sign, symbol, advertisement, neon light, other light or other object or thing visible to public view outside of the demised premises. Tenant shall have the right, at its sole cost and expense, subject to approval by Landlord and the City of Menlo Park, to install a monument sign in front of the demised premises.
(C) Change the exterior color of the demised premises or of the building in which the same are situate, or any part thereof, or the color, size, location or composition of any sign, symbol or advertisement that may have been approved by Landlord. (D) Park, operate, load or unload, any truck or other delivery vehicle on any place other than the loading area designated for Tenant's use.
(E) Use the plumbing facilities for any purpose other than that for which they were constructed or dispose of any foreign substance therein. (F) Install any exterior lighting or plumbing facilities, shades or awnings, amplifiers or similar devices, or use any advertising medium which may be heard or experienced outside the demised premises, such as loudspeakers, phonographs, or radio broadcasts. (G) Deface any portion of the

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building or improvements in which the demised premises are located, normal usage excepted. In the event any portion of the building is defaced or damaged, Tenant agrees to repair such damage. (H) Permit any rubbish or garbage to accumulate on the demised premises, or any part thereof, unless confined in metal containers so located as not to be visible to members of the public. (I) Install, maintain or operate any sign except as approved in writing by Landlord.
(J) Store materials, supplies, equipment, finished products, raw materials or articles of any nature outside of the demised premises. (K) Use the demised premises for retail, commercial or residential purposes. (L) Use, store, generate or dispose of any "hazardous material", "hazardous substance" or "hazardous waste" as those terms are defined from time to time under applicable laws and regulations.

     SECTION 7.3. Tenant agrees that it will not at any time during the demised term: (A) Perform any act or carry on any practice which may injure the demised premises. (B) Burn anything in or about the demised premises. (C) Keep or display any merchandise or other object on or otherwise obstruct any sidewalks, walkways or areaways. (D) Use or permit the use of any portion of the demised premises as living quarters, sleeping apartments, lodging rooms, or for any unlawful purpose. (E) Use or permit the demised premises to be used for any purpose which is or shall not then be allowed under the Zoning Ordinance of the City of Menlo Park, California, in that area.

     SECTION 7.4. Tenant shall, at its expense, comply with all applicable laws, regulations, rules and orders, regardless of when they become or became effective, including, without limitation, those relating to health, safety, noise, environmental protection, waste disposal, and water and air quality, and furnish satisfactory evidence of such compliance upon request of Landlord.

     Should any discharge, leakage, spillage, emission or pollution of any type occur upon or from the demised premises due to Tenant's use and occupancy thereof, Tenant, at its expense, shall be obligated to remedy the same to the satisfaction of Landlord and any governmental body having jurisdiction thereover. Tenant agrees to indemnify, hold harmless, and defend Landlord against all liability, cost, and expense (including without limitation any fines, penalties, judgments, litigation costs, and attorneys' fees) incurred by Landlord as a result of Tenant's breach of this section, or as a result of any such discharge, leakage, spillage, emission, or pollution, regardless of whether such liability, cost, or expense arises during or after the demised term, unless such liability, cost or expense is proximately caused solely by the active negligence of Landlord. Tenant shall not be liable to Landlord for any discharge, leakage, spillage, emissions or pollution of any type upon or from the demised premises not due to Tenant's use and occupancy thereof.

     Tenant shall pay all amounts due Landlord under this section, as additional rent, within ten (10) days after any such amounts become due.

     Tenant shall, at least thirty (30) days prior to the termination of the demised term, or any earlier termination of this Lease, submit a plan to the Menlo Park Fire Protection District in accordance with applicable provisions of the Uniform Fire Code, with a copy to Landlord, demonstrating how any hazardous materials which were stored, dispensed, handled or used in, at or upon the demised premises will be
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transported, disposed of or reused at the expiration or sooner termination of the demised term of this Lease; and Tenant shall, at the expiration or sooner termination of the demised term, comply with all applicable laws, regulations, rules and orders of any governmental body having jurisdiction thereover (including without limitation the Menlo Park Fire Protection District) regarding the disposal of any such hazardous materials.

     Tenant's obligations under this SECTION 7.4. shall survive the expiration or earlier termination of this Lease, including without limitation any termination resulting from any default by Tenant under the Lease. Landlord agrees to indemnify, hold harmless and defend Tenant against all liability, cost and expense (including without limitation any fines, penalties, judgments litigation costs and attorneys' fees) incurred by Tenant as a result of any discharge, leakage, spillage, emission, or pollution, cause by landlord or landlord's invitees, employees or contractors.


                            ARTICLE 8 - USE OF PREMISES

     SECTION 8.1. Tenant shall use the demised premises solely for research and development and light manufacturing of computers and computer related products and for no other purposes without Landlord's written consent.

                ARTICLE 9 - INDEMNITY AND PUBLIC LIABILITY INSURANCE

     SECTION 9.1. Tenant agrees to indemnify and save harmless Landlord from and against all claims arising from any act, omission or negligence of Tenant, or its contractors, licensees, agents, servants, invitees or employees, or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person occurring during the demised term in or about the demised premises or the building of which it is a part, the sidewalks (if any) adjoining the same and from and against all costs, expenses and liabilities incurred or in connection with any such claim or proceeding brought thereon, including, but not limited to, reasonable attorneys' fees and court costs. Tenant shall not be responsible for the negligent acts or omissions of Landlord.

     SECTION 9.2. Tenant agrees to maintain in full force during the demised term a policy of public liability and property damage insurance under which Landlord and such other persons, firms or corporations as are designated by Landlord and are properly includible as additional insureds under the terms of any such policies of insurance are named as additional insureds, and the insurer agrees to indemnify and hold Landlord and Landlord's said designees harmless from and against all costs, expenses and/or liability arising out of or based upon any and all claims, accidents, injuries and damage mentioned in SECTION
9.1. All public liability and property damage policies shall contain a provision that Landlord, although named as an additional insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its servants, agents and employees, by reason of the negligence of Tenant. Each such policy shall be issued by a financially stable insurance carrier licensed to do business in the state of California be noncancelable with respect to the Landlord and

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Landlord's said designees without twenty (20) days' written notice to the
Landlord and Landlord's said designees, and a certificate thereof shall be delivered to Landlord prior to commencement of the demised term and thereafter thirty (30) days prior to expiration of the term of each policy. The limits of liability of such comprehensive general liability insurance shall be Two Million Dollars ($2,000,000.00) for injury or death to one or more persons and damage to property , combined single limit. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry.

     If Tenant shall not comply with its covenants to maintain insurance made above, or if Tenant fails to provide certificates thereof to Landlord as is provided above, Landlord may, but shall not be required to, obtain any such insurance and, if Landlord does obtain any such insurance, Tenant shall, on demand, reimburse Landlord for the premium for any such insurance.

     SECTION 9.3. Tenant agrees to use and occupy the demised premises and to use all other portions of the Business Park (which it is herein given the right to use) at its own risk and hereby releases to the full extent permitted by law, the Landlord, its agents, servants, contractors, and employees from all claims and demands of every kind resulting from any accident, damage or injury occurring therein other than claims arising out of the negligent act or omission of Landlord. Landlord shall have no responsibility or liability for any loss, of or damage to, fixtures or other personal property of Tenant. The provisions of this Section shall apply during the whole of the demised term.


                    ARTICLE 10 - FIRE INSURANCE AND CASUALTY

     SECTION 10.1. If the demised premises should be damaged or destroyed during the demised term by any casualty insurable under Landlord's standard fire and extended coverage insurance policies, Landlord shall (except as hereinafter provided), repair and/or rebuild the same to substantially the condition in which the same existed immediately prior to such damage or destruction. Landlord's obligation under this Section shall in no event exceed either (A) the scope of the work done by Landlord in the original construction of such building, or (B) the proceeds of any such insurance policy if Landlord keeps the building and the demised premises insured against loss or damage by such fire and extended coverage insurance to the extent of at least eighty percent (80%) of the insurable value of the building, with a replacement cost endorsement if reasonably obtainable from responsible insurance companies licensed to do business in California, unless Landlord nevertheless elects to repair and/or rebuild the building and the demised premises. Tenant shall in the event of any such damage or destruction, unless this Lease shall be terminated as hereinafter provided, be responsible for replacing or repairing all exterior signs, trade fixtures, equipment, display cases, and other installations originally installed by the Tenant. Tenant shall have no interest in the proceeds of any insurance carried by Landlord.

     SECTION 10.2 Tenant's base rent shall be abated proportionately during any period in which, by reason of any such damage or destruction, the demised premises is rendered partially or totally untenantable. Such abatement shall continue for the period

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commencing with such destruction or damage and ending with the substantial completion by the Landlord of such work or repair and/or reconstruction as Landlord is obligated to do.

     SECTION 10.3. If either the building or the demised premises should be damaged or destroyed to the extent of thirty three and one-third percent (33-1/3%) or more of the then monetary value of either thereof by an event described in SECTION 10.1., then Landlord may terminate this Lease by written notice to Tenant.

     If the demised premises should be damaged or destroyed to the extent of fifty percent (50%) or more of the then monetary value thereof by an event described in SECTION 10.1. During the last year of the demised term, then Tenant may terminate this Lease by written notice to Landlord given within thirty (30) days of such casualty.

     If neither Landlord or Tenant elects to terminate this Lease then Landlord shall repair and/or rebuild the same as provided in SECTION 10.1. If such damage or destruction occurs and this Lease is not so terminated, this Lease shall remain in full force and effect and the parties waive the provisions of any law to the contrary. The Landlord's obligation under this Section shall in no event exceed the scope of the work to be done by the Landlord in the original construction of said building and the demised premises.

     SECTION 10.4. Tenant agrees to comply with all of the regulations and rules of the Insurance Service Office or any similar body and will not do, suffer, or permit an act to be done in or about the demised premises which will increase any insurance rate with respect thereto.

     SECTION 10.5. Tenant agrees, in addition to any rent provided for herein, to pay to the Landlord the cost of the fire and extended coverage insurance policy carried by Landlord on the demised premises during the entire demised term or any renewal or extension thereof. This Section expressly permits the Landlord to carry standard fire and extended coverage policies to the extent of one hundred percent (100%) of the insurable value.

     SECTION 10.6. During the demised term, Tenant shall carry, at its expense, insurance against loss and damage by fire with an "All Risk" endorsement for the full insurable value of Tenant's merchandise, trade fixtures, furnishings, operating equipment and personal property, including wall coverings, carpeting and drapes, if installed by Tenant. A certificate evidencing such coverage shall be delivered to Landlord prior to commencement of the demised term and thereafter thirty (30) days prior to the expiration of the term of such policy. Such insurance shall be written as a primary policy, not contributing with and not in excess of coverage Landlord may carry. If Tenant shall not comply with its covenants to maintain said insurance, or if Tenant fails to provide a certificate thereof to Landlord, Landlord may, but shall not be required to, obtain any such insurance, and if Landlord does obtain any such insurance, Tenant shall, on demand, reimburse Landlord for the premium for any such insurance.

     SECTION 10.7. In the event the demised premised or the building shall be damaged as a result of any flood, earthquake, act of war, nuclear reaction, nuclear radiation or radioactive contamination, or from any other casualty not ucovered by Landlord's fire and extended coverage insurance, to any extent whatsoever, Landlord may, within ninety (90) days following the date of such damage, commence repair, reconstruction or restoration of the demised premises or the building and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect, or within said ninety (90) day period elect not to so repair, reconstruct or restore the demised premises or the building, in which event this Lease shall cease and terminate. In either such event Landlord shall give Tenant written notice of its intention within said ninety-day period. If the demised premises should be damaged or destroyed to the extent of fifty percent (50%) or more of the then monetary value thereof by an event described in SECTION 10.7. during the last year of the demised term, then Tenant may terminate this Lease by written notice to Landlord given within thirty (30) days of such casualty.

     SECTION 10.8. Upon any termination of this Lease under the provisions of this ARTICLE 10, the rent shall be adjusted as of the date of such termination and the parties shall be released without further obligation to the other party upon the surrender of possession of the demised premises to Landlord, except for items that have been theretofore accrued and are then unpaid, and except for obligations that are designated as surviving such termination.

     SECTION 10.9. Notwithstanding anything in this ARTICLE 10 or elsewhere in this Lease to the contrary, Landlord may maintain any insurance on the demised premises that Landlord deems necessary or advisable, including, but not limited to, any rental insurance, Landlord's protective liability insurance or any insurance required by any mortgagee of Landlord; and Landlord may include the amount of the premiums for such insurance in the total of the insurance premiums which Tenant is required to pay under the terms hereof. Notwithstanding the foregoing, Landlord agrees that any such insurance shall be commercially reasonable and shall be carried on Landlord's other property similarly situated (unless specifically required by Landlord's mortgagee).


                              ARTICLE 11 - REPAIR

     SECTION 11.1. Landlord agrees, at Landlord's sole expense, to repair structural defects of the building of which the demised premises is a part throughout the life of the Lease. Structural defects and maintenance shall not be deemed to include cracks or fissures in walls or floors, nor the requirement of painting or caulking.

     SECTION 11.2. Tenant agrees during the demised term or any extension thereof to maintain the demised premises, and every part thereof, except as to work to be performed by Landlord under SECTIONS 11.1. and 11.3. Tenant further agrees to clean, inside and out, all of the glass on the exterior of the demised premises. If Tenant should fail to faithfully perform its maintenance obligations hereunder then Landlord shall, upon having given notice to Tenant of the need for said maintenance, have the right to perform, or cause the be performed, said maintenance and Tenant shall on demand reimburse Landlord for Landlord's costs of providing such maintenance.

     SECTION 11.3. Landlord shall provide the following services for the building of which the demised premises is a part and Tenant shall, in addition to all other payments required to be made under other provisions of this Lease, on demand reimburse Landlord for Tenant's prorata share of Landlord's actual gross costs of: (i) maintaining, repairing and replacing the roof; (ii) painting, maintaining and repairing the exterior of the building; (iii) maintaining, repairing and replacing the elevator and elevator equipment room (if any); (iv) maintenance and repair associated with the mechanical and electrical rooms; (v) maintenance and repair of the trash enclosure utilized in connection with the building; (vi) maintenance, repair and replacement of the glass on the exterior of the building; and (vii) any other maintenance and repair other than that which Landlord is required to perform at Landlord's expense per SECTION 11.1. The Tenant's prorata share of the Landlord's gross costs of maintenance, repair and/or replacement mentioned in this Section shall be that portion of the whole which the floor area of the demised premises bears to the floor area of the building(s) of which the demised premises is a part. Tenant shall also, on demand, reimburse Landlord for all of Landlord's gross costs of maintaining, repairing and replacing the heating and air conditioning equipment serving the demised premises, whether furnished by Landlord or Tenant. Landlord's said gross costs as used in this SECTION 11.3. shall include all actual costs and expenses of every kind or nature incurred by Landlord in the performance of such maintenance, repair or replacements. Landlord agrees that all of its actual costs incurred hereunder will be based on competitive rates and prices, for the type service being provided, in the Menlo Park, California area. Landlord agrees that the demised premises will be delivered to Tenant at the commencement of the demised term with the plumbing (as stubbed to the demised premises) hvac and electrical systems serving the demised premises in good condition and repair.

     SECTION 11.4. If during the term of this Lease Landlord or Landlord's insurance carrier requires the installation of any fire detection device, because of the nature of the particular activities being carried on by Tenant in the demised premises, then said system or device shall be installed at the sole cost of the Tenant within the time specified.

     SECTION 11.5 Notwithstanding the provisions of Sections 11.3. hereof, Tenant's obligation to reimburse Landlord for costs associated with a replacement of (as opposed to repairs and maintenance of) the roof during the demised term shall be limited to a proportionate share of such replacement costs calculated by multiplying the cost of any such replacement by a fraction, the numerator of which is the years or partial years in the demised term (both elapsed and remaining) and the denominator of which is the estimated useful life of the replacement. The foregoing limitation shall not apply to any costs for replacements made necessary on account of: (i) negligent acts or omissions of Tenant or its agents, employees, invitees or contractors; or (ii) the particular nature of Tenant's business or operations.

                     ARTICLE 12 - FIXTURES & ALTERATIONS

     SECTION 12.1. All trade fixtures owned by Tenant and installed on the demised premises shall remain the property of Tenant and may be removed from time to time and shall be removed at the expiration of the demised term. Tenant shall repair any damage to the demised premises caused by the removal of said fixtures. If Tenant fails to remove such fixtures on or before the last day of the demised term, all such fixtures shall become the property of Landlord, unless Landlord elects to require their removal, in which case Tenant shall promptly remove them and restore the demised premises to its condition prior to such removal. Landlord may also, at Landlord's sole discretion, store such fixtures at Tenants' expense.

     SECTION 12.2. Tenant shall not make any alterations, additions or improvements in or to the demised premises or the building without submitting plans and specifications therefor for the prior written consent of Landlord, which consent, if granted, may be subject to such conditions as Landlord may deem appropriate. Any such alterations, additions or improvements consented to by Landlord shall be made at Tenant's sole cost and expense in accordance with the plans and specifications therefor and Tenant agrees to provide Landlord with an "as built" set of plans and specifications after any such work is completed. Tenant shall secure any and all governmental permits, approvals or authorizations required in connection with any such work, and shall hold Landlord harmless from any and all liability, costs, damages, expenses (including attorneys' fees) and any and all liens resulting therefrom. All alterations, decorations, additions and improvements (and expressly including all light fixtures and floor coverings installed by Tenant), except furniture, removable paneling, wall fixtures, trade fixtures, appliances and equipment which do not become a part of the demised premises, shall be deemed to belong to Tenant, but shall be deemed to have been attached to the demised premises or the building and to have become the property of Landlord upon the termination of the demised term. Upon the expiration or sooner termination of the demised term hereof, Tenant shall, upon written demand by Landlord, at Tenant's sole cost and expense, forthwith remove any alterations, decorations, additions or improvements made by Tenant, designated by Landlord to be removed, and Tenant shall forthwith at its sole cost and expense repair any damage to the demised premises or the building caused by such removal.


                              ARTICLE 13 - REMEDIES

     SECTION 13.1. Should Tenant default in the performance of any of its obligations under this Lease with reference to the payment of rent and such default continue for five (5) days after the date such payment is due, or should Tenant default in the performance of any other obligations under this Lease and such default continue for thirty (30) days after receipt of written notice from Landlord specifying such default or beyond the time reasonably necessary to cure if such default is of a nature to require more than thirty (30) days to remedy, then, in addition to all other rights and remedies Landlord may have under this Lease or under applicable law, Landlord shall have the following rights and remedies:

     (1) The Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue the lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject on to reasonable limitations). If Tenant breaches any covenants of this Lease or if any event of default occurs, whether or not Tenant abandons the demised premises, this Lease shall continue in effect until Landlord terminates Tenant's right to possession, and Tenant shall remain liable to perform all of its obligations under this Lease and Landlord may enforce all of Landlord's rights and remedies, including the right to recover rent as it falls due. If Tenant abandons the demised premises or fails to maintain and protect the same as herein provided, Landlord shall have the right to do all things necessary or appropriate to maintain, preserve and protect the demised premises, including the installation of guards, and may do all things appropriate to a reletting of the demised premises, and none of said acts shall be deemed to terminate Tenant's right of possession, unless Landlords elects to terminate the same by written notice to Tenant. Tenant agrees to reimburse Landlord on demand for all amounts reasonably expended by Landlord in maintaining, preserving and protecting the demised premises, together with interest on the amounts expended from time to time at the maximum legal rate. Landlord shall also have the right to repair, remodel and renovate the demised premises at the expense of Tenant and as deemed necessary by Landlord.

     (2) Landlord shall have the right to terminate Tenant's possession of the demised premises, and if Tenant's right to possession of the demised premises is terminated by Landlord by reason of a breach of this Lease by Tenant, or by reason of the happening of an event of default, or by reason of abandonment of the demised premises by Tenant, Tenant agrees to pay to Landlord on demand (i) all unpaid rent earned at the time of termination, together with interest on all unpaid installments from the times they were due to the date of termination at the maximum legal rate; (ii) the amounts by which the unpaid rent which would have been due and payable by Tenant since the date of termination exceeds the amount of any rental loss that Tenant proves could have been avoided, together with interest on said amounts from the dates they were due at the maximum legal rate; (iii) the worth at the time of demand of the amount by which the unpaid rent for the balance of the term of this Lease exceeds the amount of rental loss that Tenant proves may reasonable be avoided, together with interest on such amount at the maximum legal rate from the date of demand until paid; (iv) all other amounts due Landlord from Tenant under the terms of this Lease, or necessary to compensate Landlord for all detriment caused by Tenant's failure to perform its obligations under this Lease. The right to possession of the demised premises by Tenant should not be deemed terminated until Landlord gives Tenant written notice of such termination or until Landlord re-lets all or a portion of the demised premises. In the event that Landlord seeks to recover the amount due, Landlord shall be entitled to recover the amounts specified in paragraphs (a) (1), (a) (2) and (a) (4) of Section 1951.2 of the Civil Code of California as such section reads at the date of this Lease, together with interest on said amounts at the maximum legal rate from the dates they were due, computed as of the date of the award, together with the worth at the time of the award of the amount by which the unpaid rent for the balance of the term exceeds the amount of such rental loss that Tenant proves could be reasonably have been avoided. Landlord shall be required to mitigate damages by making a good faith effort to re-let the demised premises.

     (3) No right to remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law, provided that each shall be cumulative and in addition to every other right or remedy given herein or now hereafter existing at law or in equity or by statute.

     SECTION 13.2. Landlord shall in no event be in default in the performance of any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days or such additional times as is reasonably required to correct any such default after notice by Tenant to the Landlord properly specifying wherein the Landlord has failed to perform any such obligation.


                             ARTICLE 14 - BANKRUPTCY

     SECTION 14.1. Tenant shall give written notice as soon as reasonably possible to Landlord of its intention to commence proceedings under any state or federal insolvency or bankruptcy law, or any comparable law that is now or hereafter may be in effect, whereby Tenant seeks to be, or would be, discharged of its debts or the payment of its debts is sought to be delayed.

     SECTION 14.2.  If any of the following events occur:

     (1) The entry of an order for relief under Title 11 of the United States Code as to Tenant or its executors, administrators or assigns, if any, or the adjudication of Tenant or its executors, administrators or assigns, if any, as insolvent or bankrupt pursuant to the provisions of any state insolvency or bankruptcy act;

     (2) The appointment of a receiver, trustee or other custodian of the property of Tenant by reason of the insolvency or inability of Tenant to pay its debts;

     (3)  The assignment of the property of Tenant for the benefit of creditors;

     (4) The commencement of any proceedings under any state or federal insolvency or bankruptcy law, or any comparable law that is now or hereafter may be in effect, whereby Tenant seeks to be, or would be, discharged of its debts or the payment of its debts is sought to be delayed;

     (5) The failure of Tenant to give written notice to Landlord provided for in SECTION 14.1. above;

     then Landlord may, at any time thereafter, in addition to any and all other rights or remedies of Landlord under this Lease or under applicable law, upon written notice to Tenant, terminate this Lease, and upon such notice this Lease shall cease and terminate with the same force and effect as though the date set forth in said notice were the date originally set forth herein and fixed for the expiration of the demised term. Tenant shall thereupon vacate and surrender the demised premises, but shall remain liable as herein provided.

                       ARTICLE 15 - SURRENDER OF PREMISES

     SECTION 15.1. Tenant shall, upon termination of the demised term, or any earlier termination of this Lease, surrender to Landlord the demised premises, including, without limitation, all building equipment and apparatus, and fixtures (except as provided in SECTIONS 12.1. and 12.2.) then upon the demised premises without any damage, injury, or disturbance thereto, or payment therefor, except damages due to ordinary wear and tear, acts of God, fire and other perils to the extent the demised premises are not required to be repaired or restored as hereinbefore provided, and Tenant shall dispose of any hazardous materials stored, dispensed, handled or used in, at or upon the demised premises in accordance with the provisions of SECTION 7.4.


                         ARTICLE 16 - EMINENT DOMAIN

     SECTION 16.1. If more than thirty-three percent (33%) of the floor area of the demised premises shall be taken under the power of eminent domain and the portion not so taken will not be reasonably adequate for the operation of Tenant's business after the Landlord completes such repairs or alterations as the Landlord is obligated or elects to make, Tenant shall have the right to elect either to terminate this Lease, or, subject to Landlord's right to terminate the Lease pursuant to SECTION 16.4., to continue in possession of the remainder of the demised premises, and shall notify Landlord in writing within ten (10) days after such taking of Tenant's election. In the event less than thirty-three percent (33%) of the floor area of the demised premises shall be taken or Tenant elects to remain in possession, as provided in the first sentence hereof, all of the terms herein provided shall continue in effect, except that the base rent shall be reduced in the same proportion that the floor area of the demised premises taken bears to the original floor area of the demised premises, and Landlord shall at its own cost and expense make all necessary repairs or alterations to the demised premises so as to constitute the portion of the demised premises not taken a complete architectural unit for the purposes allowed by this Lease, but such work shall not exceed the scope of the work to be done by Landlord in originally constructing the building and the demised premises.

     SECTION 16.2.  Each party waives the provisions of Code of Civil Procedure
Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking.

     SECTION 16.3. All damages or awards for any taking under the power of eminent domain whether for the whole or a part of the demised premises shall belong to and be the property of Landlord whether such damages or awards shall be awarded as compensation or diminution in value to the leasehold or to the fee of the demised premises; provided, however, that Landlord shall not be entitled to the award made to Tenant or Landlord for loss of business, depreciation to, and cost or removal of stock and fixtures and for leasehold improvements which have been installed by Tenant at its sole cost and expense less depreciation which is to be computed on the basis of completely depreciating such leasehold improvements during the initial term of this Lease, and any award made to Tenant in excess of the then depreciated value of leasehold improvements shall be payable to the Landlord.

     SECTION 16.4. If more than thirty-three percent (33%) of the floor areas of the building or the demised premises shall be taken under power of eminent domain, or if any part of the Parking and Accommodation Areas shall be so taken, Landlord may, by written notice to Tenant delivered on or before the date of surrendering possession to the public authority pursuant to such taking, terminate this Lease as of such date.

     SECTION 16.5. If this Lease is terminated as provided in this Article, the rent shall be paid up to the day that possession is so taken by public authority and Landlord shall make a prorata refund of any rent and all deposits paid by Tenant in advance and not yet earned.


                        ARTICLE 17 - REAL PROPERTY TAXES

     SECTION 17.1. Tenant shall reimburse Landlord for all real property taxes, assessments and ongoing sewer fees applicable to the demised premises. Taxes shall be prorated to lease years for purpose of making this computation. Such payment shall be made by Tenant within thirty (30) days after receipt of Landlord's written statement setting forth the amount of such computation thereof. If the term of this Lease shall not expire concurrently with the expiration date of the fiscal tax year, Tenant's liability for taxes for the last partial lease year shall be prorated on an annual basis.

     SECTION 17.2. If the demised premises are not separately assessed, Tenant's liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Landlord's reasonable determination thereof, in good faith, shall be conclusive.

     SECTION 17.3. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the demised premises or elsewhere. Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

     If any Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

     SECTION 17.4. In addition to all other payments provided for herein, the Tenant shall on demand reimburse Landlord for any surcharges, fees, and any similar charges required to be paid by any instrumentality of local, state or federal government in connection with parking on the parking areas and facilities furnished by Landlord, including policing; supervising with attendants; other costs in connection with providing charged parking; repairs; replacements and maintenance not properly chargeable to capital account under good accounting principles; interest and depreciation of the actual cost of modification or improvements to the areas, facilities and improvements maintained in this Article either (i) required by any instrumentality of local, state or federal government, or (ii) installed by Landlord to facilitate payment of a parking charge by the general public for parking in the parking area, or both, and other similar costs; and there shall be excluded (a) cost of construction of such improvements which is properly chargeable to capital account and (b) depreciation of the original cost of construction of all items not previously mentioned in this sentence. If Landlord shall require the payment of a parking charge by the general public for parking in the parking area, then during any period in which such a charge is made the total revenue (after deducting excise and similar taxes thereon and taxes, fees or surcharges imposed by any agency or instrumentality of local, state or federal government) actually received in cash or its equivalent by Landlord for such parking charge shall be credited against said gross costs.

     SECTION 17.5. Notwithstanding the provisions of ARTICLE 17 hereinabove, Tenant shall pay any increase in "real property taxes" resulting from any and all improvements of any kind whatsoever placed on or in the demised premises for the benefit of or at the request of Tenant regardless of whether said improvements were installed or constructed either by Landlord or Tenant.

     SECTION 17.6. In addition to all other payments provided for herein, the Tenant shall on demand reimburse Landlord for any tax (excluding income tax) and/or business license fee or other levy that may be levied, assessed or imposed upon the rent or other payments provided for herein or on the square footage of the demised premises, on the act of entering into this Lease, or on the occupancy of the Tenant however described, as a direct substitution in whole or in part for, or in addition to, any real property taxes, whether pursuant to laws presently existing or enacted in the future. Landlord represents that, to its actual knowledge, as of the date hereof there are no taxes or fees of the type described in this SECTION 17.6. that are applicable to this Lease.


                  ARTICLE 18 - COMMON AREA, PARKING FACILITIES

     SECTION 18.1. Landlord grants to Tenant during the demised term the non-exclusive right to use the parking facilities and other areas provided and designated as "Common Area and Parking Facilities" on EXHIBIT "B" hereto for the accommodation and parking of such automobiles of the Tenant, its officers, agents, and employees and customers while working or visiting Tenant. Tenant agrees that its officers, agents, and employees will park their automobiles only on such parts of the Common Area and parking areas as Landlord from time to time designates as employee parking areas and Tenant specifically agrees that such officers, agents and employees will not park on any public streets in the vicinity of the building(s) of which the demised premises are a part. Except as provided in SECTION 17.4., Landlord shall not charge parking fees for such right to use parking facilities.

     SECTION 18.2. All parking areas and facilities furnished by Landlord including, but not limited to, pedestrian sidewalks, landscaped areas and parking areas shall at all times be subject to the control and management of Landlord so that Landlord will be in a position to make available efficient and convenient use thereof, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this Article, and Tenant agrees to abide by and conform therewith. Landlord shall have the right to construct, maintain, and operate lighting facilities on all of said areas and improvements, to police the same, from time to time to change the area, location and arrangement of parking areas and facilities, to restrict employee parking to employee parking areas, to construct surface, subterranean and/or elevated parking areas and facilities, to establish and from time to time change the level of parking surfaces, to close (if necessary), all or any portion of said areas or facilities to such extent as may in the opinion of Landlord's counsel be legally sufficient to prevent a dedication thereof or the accrual of any rights of any person or of the public therein, and to do and perform such other acts in and to said areas and improvements respectively as in the use of good business judgment the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by Tenant, other lessees, and their respective employees and visitors.

     SECTION 18.3. Tenant agrees during the demised term to pay to Landlord an annual charges which shall be Tenant's prorata share of Landlord's actual gross costs of operating, maintaining and/or replacing all of the areas and facilities mentioned in this Article. The Annual charge shall be an estimate computed on the basis of periods of twelve (12) consecutive calendar months, commencing and ending on such dates as may be designated by Landlord, and shall be paid in monthly installments on the first day of each calendar month in the amount estimated by Landlord. Within ninety (90) days after the end of each such annual period, Landlord will determine (and furnish to Tenant a statement showing in reasonable detail) the actual annual charge for such period and the amounts so estimated and paid during such period shall be adjusted within such ninety (90) days (including adjustments on a prorata basis of any partial such period at either end of the demised term) and one party shall pay to the other on demand whatever amount is necessary to effectuate such adjustment. Tenant's prorata share of Landlord's said gross costs shall be determined as follows:

     The Tenant's prorata share of Landlord's gross costs of maintaining and operating all areas, facilities and improvements mentioned in this Article shall be that portion of the whole which the floor area of the demised premises bears to the floor area of the building(s) of which the demised premises is a part.

     Landlord's said gross costs shall consist of and include all actual costs and expenses of every kind or nature incurred by Landlord in the operation, maintenance and/or replacement of all of the areas, facilities and improvements mentioned in this Article determined in accordance with good accounting practices by an accountant employed by Landlord. The determination of such accountant shall be conclusive. Without otherwise limiting the generality of the foregoing, there shall be included in such gross costs public liability and property damage insurance, landscape maintenance, maintenance of utilities, water, cleaning of areas, facilities and improvements, operation of lighting policing and sweeping of parking areas, supervising with attendants, repairs, replacements and maintenance, and an amount equal to ten percent (10%) of the total of all of the above for administration of the Common Areas and Parking Facilities. Landlord agrees that all of its actual costs incurred hereunder will be based on competitive rates and prices, for the type service being provided, in the Menlo Park, California area.

     SECTION 18.4. The Common Areas and Parking Facilities included for the purpose of this Article are those shown on EXHIBIT "B" outside of the building area.


                           ARTICLE 19 - MISCELLANEOUS

     SECTION 19.1. Landlord and its designee shall have the right during reasonable business hours to enter the demised premises except restricted areas as established by or on behalf of the Federal Government for security purposes (and in emergencies at all times), (i) to inspect the same, (ii) for any purpose connected with Landlord's rights or obligations under this Lease, and (iii) for all other lawful purposes.

     SECTION 19.2. Tenant shall not be entitled to make repairs at Landlord's expense, and Tenant waives the provisions of Civil Code Sections 1941 and 1942 with respect to Landlord's obligations for tenantability of the demised premises and Tenant's right to make repairs and deduct the expenses of such repairs from rent.

     SECTION 19.3 This Lease shall be governed exclusively by the provisions hereof and by the laws of the State of California as the same from time to time exist. This Lease expresses the entire understanding and all agreements of the parties hereto with each other and neither party hereto has made or shall be bound by any agreement or any representation to the other party which is not expressly set forth in this Lease.

     SECTION 19.4. If Tenant should hold over after the demised term and any extension thereof as herein provided for, the such holding over shall be construed as a tenancy from month to month at a rent equal to 150% of that provided for under the monthly rental of the principal term of this Lease.

     SECTION 19.5. Tenant agrees to maintain all toilet and washroom facilities within the demised premises in a neat, clean and sanitary condition.

     SECTION 19.6. Landlord covenants and agrees that Tenant, subject to the terms and provisions of this Lease, on paying the rent and observing, keeping and performing all of the terms and provisions of this Lease on its part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the demised premises during the demised term without hindrance or ejection by any person lawfully claiming under or against the Landlord.

     SECTION 19.7. Subject to ARTICLE 6, the terms and provisions hereof shall be construed as running with the land and shall be binding upon and inure to the benefit of heirs, executors, administrators, successors and assigns of Landlord and Tenant.

     SECTION 19.8.

     A. Tenant shall promptly pay all sums of money with respect to any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant in, at or about the demised premises, or furnished to Tenant's agents, employees, contractors or subcontractors, that may be secured by any mechanic's, materialmen's, supplier's or other liens against the demised premises or Landlord's interest therein. In the event any such or similar liens shall be filed, Tenant shall, within three (3) days of receipt thereof, give notice to Landlord of such lien, and Tenant shall, within ten (10) days after receiving notice of the filing of the lien, discharge such lien by payment of the amount due to the lien claimant. However, Tenant may in good faith contest such lien provided that within such ten (10) day period Tenant provides Landlord with a surety bond from a company acceptable to Landlord, protecting against said lien in an amount at least one and one-half (1-1/2) times the amount claimed or secured as a lien or such greater amount as may be required by applicable law and provided further that Tenant, if it should decide to contest such lien, shall agree to indemnify, defend and save harmless Landlord from and against all costs arising from or in connection with any proceeding with respect to such lien. Failure of Tenant to discharge the lien or, if contested, to provide such bond and indemnification shall constitute a default under this Lease and, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated, to discharge or secure the release of any lien by paying the amount claimed to be due, and the amount so paid by Landlord, and all costs and expenses incurred by Landlord therewith, including, but not limited to, court costs and reasonable attorneys' fees, shall be due and payable by Tenant to Landlord forthwith on demand.

     B. At least fifteen (15) days before the commencement by Tenant of any material construction or remodeling work on the demised premises, Tenant shall give written notice thereof to Landlord. Landlord shall have the right to post and maintain on the demised premises such Notices of Non-Responsibility, or similar notices, provided for under applicable laws.

     SECTION 19.9.

     A. Tenant shall deposit with Landlord the sum specified in SECTION 2.4 (B) hereof as a "Security Deposit." The Security Deposit shall be held by Landlord as security for the faithful performance of all the terms of this Lease to be observed and performed by Tenant. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the written consent of Landlord and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord.

     B. If any of the rents herein reserved or any other sum payable by Tenant to Landlord shall be overdue and unpaid, or should Landlord make payments on behalf of Tenant, or should Tenant shall fail to perform any of the terms of this Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, apply the entire Security Deposit, or so much thereof as may be necessary, to compensate Landlord toward the payment of rent or additional rent, loss, or damage sustained by Landlord due to such breach on the part of Tenant, and Tenant shall forthwith upon demand restore said Security Deposit to the original sum deposited. Should Tenant comply with all of said terms and promptly pay all of the rent and all other sums payable by Tenant to Landlord, said Security Deposit shall be returned in full to Tenant at the end of the demised term.

     C.  In the event of bankruptcy or other similar proceedings listed in
ARTICLE 14 hereof, the Security Deposit shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to the filing of such proceedings.

     D. In the event Landlord delivers the Security Deposit to the purchaser of Landlord's interest in the demised premises, Landlord, after written notice to Tenant of said delivery, shall be discharged from any further liability with respect to the Security Deposit. This provision shall also apply to any subsequent transferees.

     SECTION 19.10. All notices, statements, demands, requests, consents, approvals, authorizations, offers, agreements, appointments or designations hereunder by either party to the other shall be in writing and shall be sufficiently given and served upon the other party or, if sent by United States Certified mail, return receipt requested, postage prepaid and addressed as follows:

     If sent by mail to Tenant, the same shall be addressed to the Tenant at 181 Constitution Drive, Menlo Park, California 94025, or at such other place as Tenant may from time to time designate by notice to Landlord.

     If sent by mail to Landlord, the same shall be addressed to Landlord at 60 Hillsdale Mall, San Mateo, California 94403-3497, or at such other place as Landlord may from time to time designate by notice to Tenant.

     Any such notice when sent by Certified mail as above provided shall be deemed duly served on the third business day following the date of such mailing.

     SECTION 19.11. As used in this Lease and when required by the context, each number (singular or plural) shall include all numbers, and each gender shall include all genders; and unless the context otherwise requires, the word "person" shall include corporation, firm or association.

     SECTION 19.12. In case of litigation with respect to the mutual rights, obligations, or duties of the parties hereunder, the prevailing party, shall be entitled to reimbursement from the other party of all costs and reasonable attorneys' fees actually incurred.

     SECTION 19.13. Each term and each provision of this instrument performable by Tenant shall be construed to be both a covenant and a condition.

     SECTION 19.14. Except as otherwise expressly stated, each payment provided herein to be made by Tenant to Landlord shall be in addition to and not in substitution for the other payments to be made by Tenant to Landlord.

     SECTION 19.15. Time is and shall be of the essence of this Lease and all of the terms, provisions, covenants and conditions hereof.

     SECTION 19.16. The Tenant warrants that has not had any dealings with any realtor, broker, or agent in connection with the negotiation of this Lease excepting only BT Commercial, whom Landlord agrees to pay whatever commission may be due. Each party agrees to hold the other harmless from any cost, expense or liability for any compensation, commissions or charges claimed by any realtor, broker, or agent with respect to this Lease and/or the negotiation thereof with whom the other party has or purportedly has dealt.

     SECTION 19.17. Tenant agrees that its interest in this Lease shall be subordinate to any mortgage, deed of trust and/or other security indenture hereafter placed upon the demised premises and to any and all advances made or to be made thereunder and to the interest thereon made and all renewals, replacements, and extensions thereof, but nothing herein contained shall be deemed to alter or limit Tenant's rights as set forth in SECTION 19.6. If any mortgagee, trustee or holder of such security instrument elects to have the Tenant's interest in this Lease superior to any such instrument by notice to Tenant, then this Lease should be deemed superior to the lien of any such mortgage, deed of trust or security indenture whether this Lease was executed before or after said mortgage, deed of trust and/or security indenture.

     SECTION 19.18. Landlord reserves the right during the last six months of the term of this Lease or the last six months of any extension hereof to enter the demised premises during normal working hours for the purpose of showing the demised premises (except restricted areas established by, or on behalf of, the Federal Government for security purposes) to prospective tenants or purchasers and to place signs on the demised premises advertising the property for lease or sale.

     SECTION 19.19. The following term as used in this Lease shall have the following meaning:

     (a) "Unavoidable Delay" means any prevention, delay or stoppage due to strike(s), lockout(s), labor dispute(s), act(s) of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, and other conditions or causes beyond the reasonable control of the party obligated to perform.

     IN WITNESS WHEREOF, the parties have executed this instrument.

TENANT:                            LANDLORD:

SBS TECHNOLOGIES, INC.             BOHANNON TRUSTS PARTNERSHIP II


By: /s/ Christopher J. Amenson     By:/s/ Frances B. Nelson
    ------------------------       -------------------------
     President                     Trustee


By:/S Scott Alexander              By:/S Robert J. Walsten
   --------------------------      ------------------------------
     Secretary                     Trustee

(Multiple Tenant -
 Land Building)

                                   EXHIBIT "A"

                                  BOHANNON PARK

                             181 CONSTITUTION DRIVE
                             MENLO PARK, CALIFORNIA

                         DESCRIPTION OF DEMISED PREMISES

                                       FOR

                             SBS TECHNOLOGIES, INC.


     All that certain real property situate in the State of California, County of San Mateo, City of Menlo Park and is described as follows:

     Commencing at the most southerly corner of Parcel 1, as said Parcel is shown in the map entitled "Parcel Map, Being a Resubdivision of Lots 26, 27 & 28 of Bohannon Industrial Park Unit No. 6, Vol. 59 of Maps, Page 11", which map was filed in the office of the County Recorder of San Mateo County, State of California on March 6, 1970 in Vol. 9 of Parcel Maps at Page 33, from which corner the point of beginning of the demised premises bears North 22 Deg. 43' East 23.00 feet and North 67 Deg. 17' West 230.50 feet. Thence from said point of beginning

                    North 67Deg.17'           West  94.00           feet;
    thence          North 22Deg.43'           East  48.17           feet;
    thence          North 67Deg.17'           West   3.00           feet;
    thence          North 22Deg.43'           East 122.33           feet;
    thence          South 67Deg.17'           East  97.00           feet;
    and             South 22Deg.43'           West 170.50           feet;

to the point of beginning.

Containing approximately 16,394 square feet, more or less.

                                    EXHIBIT B

                                 [BUILDING AREA]
                         TENANT :SBS TECHNOLOGIES, INC.
                     181 CONSTITUTION DRIVE, MENLO PARK, CA